AMENDMENT NO. 1 TO CUSTODY AGREEMENT

     THIS AMENDMENT NO. 1 TO CUSTODY AGREEMENT is made as of the 25th day of January, 1996, by and among UMB BANK, N.A., a national banking association ("Custodian"), INVESTORS RESEARCH CORPORATION ("IRC"), and each of the registered investment companies that have executed this Amendment below (each, individually referred to as a "Fund Company" and collectively referred to as the "Fund Companies"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Custody Agreement (defined below).

                                    RECITALS

     WHEREAS, Custodian, Investors Research and the Fund Companies (other than Twentieth Century Strategic Asset Allocations, Inc. ("TCSAA")) are parties to a certain Custody Agreement dated September 12, 1995 (the "Custody Agreement"); and

     WHEREAS, Custodian, Investors Research and the Fund Companies now desire to amend the Custody Agreement to add TCSAA as a party thereto;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Appendix B to the Custody Agreement is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Appendix B attached hereto.

     2. After the date hereof, all references to the "Custody Agreement" shall be deemed to mean the Custody Agreement, as amended by this Amendment No. 1.

     3. In the event of a conflict between the terms of this Amendment No. 1 and the Custody Agreement, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Custody Agreement shall be interpreted on that basis. To the extent the provisions of the Custody Agreement have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Custody Agreement.

     4. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

UMB BANK, N.A.                                INVESTORS RESEARCH CORPORATION


By:    /s/ David Swan                         By:  /s/ William M. Lyons
Name:  David Swan                                  William M. Lyons
Title: Senior Vice President                       Executive Vice President


TWENTIETH CENTURY INVESTORS, INC.
TWENTIETH CENTURY WORLD INVESTORS, INC.
TWENTIETH CENTURY PREMIUM RESERVES, INC.
TWENTIETH CENTURY CAPITAL PORTFOLIOS, INC.
TWENTIETH CENTURY STRATEGIC ASSET
  ALLOCATIONS, INC.

By:  /s/ William M. Lyons
     William M. Lyons
     Executive Vice President of each


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                                   APPENDIX B

                                CUSTODY AGREEMENT

     The following open-end management investment companies ("Fund Companies") are hereby made parties to the Custody Agreement dated September 12, 1995, with UMB BANK, n.a. ("Custodian") and INVESTORS RESEARCH CORPORATION, and agree to be bound by all the terms and conditions contained in said Agreement:

                                 FUND COMPANIES

                       Twentieth Century Investors, Inc.
                   Twentieth Century Capital Portfolios, Inc.
                     Twentieth Century World Investors, Inc.
                              TCI Portfolios, Inc.
               Twentieth Century Strategic Asset Allocations, Inc.


ATTEST:                               TWENTIETH CENTURY INVESTORS, INC.
                                      TWENTIETH CENTURY CAPITAL PORTFOLIOS, INC.
/s/ Charles A. Etherington            TWENTIETH CENTURY WORLD INVESTORS, INC.
                                      TCI PORTFOLIOS, INC.
                                      TWENTIETH CENTURY STRATEGIC ASSET
                                         ALLOCATIONS, INC.

                                      By:    /s/ William M. Lyons
                                      Name:  William M. Lyons
                                      Title: Executive Vice President of each
                                      Date:  January 25, 1996